Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-4 No. 333–114858) of Rayonier Inc.,
2)Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,
3)Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,
4)Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Investment and Savings Plan for Salaried Employees,
5)Registration Statement (Form S-8 No. 333–238097) pertaining to the Pope Resources 2005 Unit Incentive Plan, and
6)Registration Statement (Form S-8 No. 333-272044) pertaining to the 2023 Rayonier Incentive Stock Plan;
of our report dated February 21, 2025 (except for Notes 2 and 3, as to which the date is November 21, 2025), with respect to the consolidated financial statements and schedule of Rayonier, L.P. included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Jacksonville, Florida
November 21, 2025